Exhibit 99.1

1200 RIVERPLACE BOULEVARD — JACKSONVILLE, FL 32207-1809 — (904) 346-1500

March 8, 2012	For more information:
Gregory W. Kleffner
FOR IMMEDIATE RELEASE	EVP, Chief Financial Officer
(904) 346-1500
investorrelations@steinmart.com

STEIN MART, INC. REPORTS FOURTH QUARTER AND FISCAL YEAR 2011 RESULTS AND PLANS FOR 2012

•	Fourth quarter diluted earnings per share of $0.13 or $0.15 as adjusted compared to $0.25 as adjusted in 2010.

•	Fiscal year diluted earnings per share of $0.44 (as adjusted is same for 2011) compared to $0.66 as adjusted in 2010.

•	Ending cash of $98.6 million and no debt.

•	2012 plans include 7 new and 5 relocated stores.

JACKSONVILLE, FL – Stein Mart, Inc. (Nasdaq: SMRT) today announced financial results for the fourth quarter and fiscal year ended January 28, 2012.

Overview of Results

Net income for the fourth quarter was $5.7 million or $0.13 per diluted share compared to net income of $18.8 million or $0.42 per diluted share in 2010. Fourth quarter net income as adjusted was $6.8 million or $0.15 per diluted share compared to $11.3 million or $0.25 per diluted share in 2010. See “Results as Adjusted” for information on “as adjusted” amounts for 2011 and 2010.

For the year, net income was $19.8 million or $0.44 per diluted share compared to net income of $48.8 million or $1.08 per diluted share in 2010. Net income as adjusted was $20.0 million or $0.44 per diluted share compared to $29.6 million or $0.66 per diluted share in 2010.

Comments on Results

“Sales results drove our fourth quarter and full year bottom line lower than last year. While we were disappointed, we are determined to return to the everyday low prices that built this company,” said Jay Stein, interim chief executive officer of Stein Mart, Inc. “We were conservative in planning our January receipts. This leaves us in a slightly better inventory position as we enter 2012 but unfortunately impacted our end of year sales.”

“We all realize our long-term success continues to be dependent on profitably growing our sales,” added Stein. “We are working hard to find the right promotional balance with our efforts to reduce reliance on coupons to drive store traffic.”

Sales for the fourth quarter were $328.1 million, a decrease of 2.5 percent from $336.7 million in 2010. Comparable store sales decreased 2.2 percent for the fourth quarter 2011. For the year, sales were $1,160.4 million, a decrease of 1.8 percent from $1,181.5 million in 2010. Comparable store sales decreased 1.1 percent for the fiscal year 2011.

Operating income for the fourth quarter was $9.0 million compared to $16.0 million in 2010. Operating income as adjusted decreased to $10.6 million from $18.3 million in 2010. The decrease in operating income as adjusted is primarily the result of lower gross profit caused by lower sales and a lower gross profit rate. The decrease in the gross profit rate is due to higher occupancy and buying costs and the negative leverage of lower sales offset somewhat by lower markdowns. Excluding asset impairment and store closing charges, selling, general and administrative expenses (SG&A) as adjusted for the fourth quarter of 2011 were $76.2 million, an increase of 2.4 percent from $74.4 million in 2010.

For the year, operating income was $32.3 million compared to $53.5 million in 2010. Operating income as adjusted decreased to $32.6 million from $48.1 million in 2010. The decrease in operating income is primarily the result of lower gross profit caused by lower sales and a lower gross profit rate. The decrease in the gross profit rate is due to higher occupancy and buying costs as well as the negative leverage from lower sales. Excluding impairment and store closing charges, SG&A as adjusted was $286.8 million, an increase of 1.0 percent from $283.9 million in 2010.

The effective tax rate (ETR) in the fourth quarter and fiscal year 2011 was 35.9 percent and 38.0 percent, respectively, as we returned to a normalized tax rate in 2011. The 2010 tax provision was favorably impacted by the reversal of our deferred tax valuation allowance in the fourth quarter.

Results as Adjusted

Results for the fiscal years 2011 and 2010 and fourth quarter of 2010 include items that impact the comparability of financial performance. These items are detailed in the non-GAAP reconciliation table included in the financial statements section of this release.

Asset impairment and store closing charges were $1.6 million ($0.02 per diluted share) and $2.3 million ($0.03 per diluted share) for the fourth quarters of 2011 and 2010, respectively. These charges were $2.3 million ($0.03 per diluted share) and $3.1 million ($0.06 per diluted share) for fiscal years 2011 and 2010, respectively. Excluding these charges, fourth quarter net income for 2011 was $6.8 million or $0.15 per diluted share.

Results for 2011 include a first quarter pretax gain of $2.0 million ($1.2 million after tax or $0.03 per diluted share) to correct an error in the Company’s credit card reward liability that is recorded as part of Other income. Excluding asset impairment and store closing charges and this gain, net income as adjusted was $20.0 million or $0.44 per diluted share.

Results for fiscal year 2010 include a net pre-tax gain of $8.5 million consisting of a $9.7 million gain to recognize cumulative breakage on unused gift and merchandise return cards (reported in Other income) and an offsetting charge of $1.2 million associated with changing the physical inventory process (reported in SG&A expenses). These items, which were recorded in the second quarter, positively impacted earnings per share by $0.15. Adjusted results for 2010 exclude asset impairment and store closing charges and this net gain.

The ETR was lower in 2010 than 2011 due to the impact of favorable changes in book/tax differences on the deferred tax valuation allowance and the fourth quarter 2010 reversal of the remaining valuation allowance. Adjusted 2010 net income and diluted earnings per share use the 2011 normalized ETR of 38.0 percent for both the year and fourth quarter. Adjusted 2010 full year net income using the 2011 ETR was $29.6 million or $0.66 per diluted share. Adjusted 2010 fourth quarter net income using the 2011 ETR was $11.3 million or $0.25 per diluted share.

Balance Sheet Highlights

Cash at year end 2011 was $98.6 million compared to $80.2 million in 2010. The Company has no debt and had no borrowings under its credit facility during 2011 or 2010.

Inventories were $220.8 million at year-end 2011 compared to $232.3 million at the end of 2010. The decrease of $11.5 million resulted from tight year-end control over receipts.

Capital expenditures were $43 million for 2011 driven by continuing investment in our information systems as well as new, relocated and remodeled stores.

Share Buyback

During the fourth quarter of 2011 the Company repurchased 0.3 million shares at a cost of $1.9 million. For the year, repurchases totaled 1.7 million shares at a cost of $12.1 million. The Company has 1.5 million shares remaining on the current repurchase authorization.

Store Network

Three new stores were opened, five were closed and four were relocated in 2011. The company operated 262 Stein Mart stores at year-end compared to 264 at the end of 2010.

2012 Plans

“We know that our future success will be driven by our top line and that this is in turn driven by both attracting a broader customer base and by having our current, loyal customers spend more with us,” commented Stein. “While sales is our most important focus, we continue to rigorously control costs and inventory levels. This will allow increasing sales to leverage to our bottom line.”

The Company’s gross profit rate in 2012 is expected to be lower than 2011 as it is impacted by our pricing strategy and coupon reduction efforts to drive long-term sales growth as well as inflationary occupancy cost increases.

SG&A expenses excluding depreciation grew slightly in 2011 after significant reductions in 2009 and 2010. With significant expense savings opportunities already realized, the Company is anticipating inflation-driven SG&A growth of one to two percent in 2012.

The Company expects the following factors to influence its business in 2012:

•	Current plans are to open seven stores, close three stores and relocate five stores to better locations in their respective markets in 2012.

•

Depreciation is expected to increase by approximately $5 million, primarily as a result of the implementation of new merchandising information systems, store remodeling and improvements in our point-of-sale system, including replacing hardware.

•

Other income will be reduced by approximately $5.0 million due to $3.0 million in reduced credit card income from our new agreement, the $1.6 million one-time payment received from GE Capital Retail Bank in the third quarter of 2011 and the phasing out of our magazine program.

•	The tax rate for the year is expected to be approximately 39 percent.

•

Capital expenditures for 2012 are expected to be approximately $33 million with $18 million for continuing IT system upgrades and the remainder for new and relocated stores, store remodels and new fixturing.

Filing of Form 10-K

Reported results are preliminary and not final until the filing of Form 10-K with the SEC, and therefore remain subject to adjustment.

Conference Call

A conference call for investment analysts to discuss the Company’s fourth quarter and fiscal year 2011 results will be held at 10 a.m. ET today, Thursday, March 8, 2012. The call may be heard on the investor relations portion of the Company’s website at http://ir.steinmart.com. A replay of the conference call will be available on the website through March 31, 2012.

Investor Presentation

Stein Mart’s fourth quarter 2011 investor presentation has been posted to the investor relations portion of the Company’s website at http://ir.steinmart.com.

About Stein Mart

Stein Mart stores offer the fashion merchandise, service and presentation of a better department or specialty store, at prices competitive with off-price retail chains. Currently with locations from California to Massachusetts, Stein Mart’s focused assortment of merchandise features current season, moderate to better fashion apparel for women and men, as well as accessories, shoes and home fashions.

SAFE HARBOR STATEMENT>>>>>>>Except for historical information contained herein, the statements in this release may be forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company does not assume any obligation to update or revise any forward-looking statements even if experience or future changes make it clear that projected results expressed or implied will not be realized. Forward-looking statements involve known and unknown risks and uncertainties that may cause Stein Mart’s actual results in future periods to differ materially from forecasted or expected results. Those risks include, without limitation:

•	continued consumer sensitivity to economic conditions

•	on-going competition from other retailers

•	changing preferences in apparel

•	the effectiveness of advertising, marketing and promotional strategies

•	ability to negotiate acceptable lease terms with current landlords

•	ability to successfully implement strategies to exit under-performing stores

•	unanticipated weather conditions and unseasonable weather

•	adequate sources of merchandise at acceptable prices

•	the Company’s ability to attract and retain qualified employees

•	disruption of the Company’s distribution system

•	acts of terrorism

•	other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission.

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Additional information about Stein Mart, Inc. can be found at www.steinmart.com

Stein Mart, Inc.

Consolidated Balance Sheets

Unaudited

(In thousands, except for share data)

	January 28, 2012	January 29, 2011
ASSETS
Current assets:
Cash and cash equivalents	$98,617	$80,171
Inventories	220,775	232,295
Prepaid expenses and other current assets	35,789	27,968

Total current assets	355,181	340,434
Property and equipment, net	104,141	79,964
Other assets	17,409	16,046

Total assets	$476,731	$436,444

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$110,627	$95,545
Accrued expenses and other current liabilities	72,731	72,587

Total current liabilities	183,358	168,132
Other liabilities	34,410	21,061

Total liabilities	217,768	189,193
Shareholders’ equity:
Preferred stock - $.01 par value; 1,000,000 shares authorized; no shares issued or outstanding
Common stock - $.01 par value; 100,000,000 shares authorized; 43,588,821 and 44,396,504 shares issued and outstanding, respectively	436	444
Additional paid-in capital	14,893	21,126
Retained earnings	245,053	225,225
Accumulated other comprehensive (loss) income	(1,419)	456

Total shareholders’ equity	258,963	247,251

Total liabilities and shareholders’ equity	$476,731	$436,444

Stein Mart, Inc.

Consolidated Statements of Income

Unaudited

(In thousands, except for share amounts)

	13 Weeks Ended January 28, 2012	13 Weeks Ended January 29, 2011	Year Ended January 28, 2012	Year Ended January 29, 2011
Net sales	$328,134	$336,670	$1,160,367	$1,181,510
Cost of merchandise sold	245,317	248,994	863,003	869,202

Gross profit	82,817	87,676	297,364	312,308
Selling, general and administrative expenses	77,807	76,651	289,114	288,208
Other income, net	3,948	4,996	24,007	29,430

Operating income	8,958	16,021	32,257	53,530
Interest expense, net	(35)	(80)	(286)	(338)

Income before income taxes	8,923	15,941	31,971	53,192
Income tax (provision) benefit	(3,205)	2,880	(12,143)	(4,439)

Net income	$5,718	$18,821	$19,828	$48,753

Net income per share:
Basic	$0.13	$0.42	$0.44	$1.10

Diluted	$0.13	$0.42	$0.44	$1.08

Weighted-average shares outstanding:
Basic	42,733	43,322	43,482	42,780

Diluted	42,769	43,839	43,721	43,592

Stein Mart, Inc.

Consolidated Statements of Cash Flows

Unaudited

(In thousands)

	Year Ended January 28, 2012	Year Ended January 29, 2011
Cash flows from operating activities:
Net income	$19,828	$48,753
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,937	17,328
Share-based compensation	3,821	3,759
Store closing charges	793	3,128
Impairment of property and other assets	1,166	1,150
Deferred income taxes	11,658	10,679
Change in valuation allowance for deferred tax assets	—	(16,686)
Tax benefit (deficiency) from equity issuances	(812)	6,995
Excess tax benefits from share-based compensation	—	(6,937)
Changes in assets and liabilities:
Inventories	11,520	(14,170)
Prepaid expenses and other current assets	(11,124)	(2,675)
Other assets	(3,796)	(1,743)
Accounts payable	15,082	15,227
Accrued expenses and other current liabilities	(4,857)	(12,373)
Other liabilities	2,291	(2,803)

Net cash provided by operating activities	64,507	49,632

Cash flows from investing activities:
Capital expenditures	(33,449)	(29,550)

Cash used in investing activities	(33,439)	(29,550)

Cash flows from financing activities:
Cash dividends paid	—	(22,233)
Capital lease payments	(3,362)	—
Excess tax benefits from share-based compensation	—	6,937
Proceeds from exercise of stock options and other	2,891	1,512
Repurchase of common stock	(12,141)	(7,102)

Net cash used in financing activities	(12,612)	(20,886)

Net increase (decrease) in cash and cash equivalents	18,446	(804)
Cash and cash equivalents at beginning of year	80,171	80,975

Cash and cash equivalents at end of year	$98,617	$80,171

SEC Regulation G – We report our consolidated financial results in accordance with generally accepted accounting principles (GAAP). However, to supplement these consolidated financial results, management believes that certain non-GAAP operating results, which exclude asset impairment and store closing charges, certain breakage gains, a charge associated with changing our physical inventory process and significant tax provision impacts, including the reversal of a valuation allowance for deferred tax assets, may provide a more meaningful measure on which to compare our results of operations between periods. We believe these non-GAAP results provide useful information to both management and investors by excluding certain charges that impact the comparability of the results. A reconciliation of 2011 and 2010 fourth quarter and total year operating income, net income and diluted EPS on a GAAP basis to adjusted operating income, net income and diluted EPS (non-GAAP basis) are presented in the table below.

Stein Mart, Inc.

Reconciliation of Operating and Net Income and Diluted EPS (GAAP Basis)

to Adjusted Operating and Net Income and Diluted EPS (Non-GAAP Basis)

Unaudited

(in thousands, except for share data)

	Q4 - 2011			Q4 - 2010
	Operating Income	Net Income	Diluted EPS	Operating Income	Net Income	Diluted EPS
Income/EPS (GAAP Basis)	$8,958	$5,718	$0.13	$16,021	$18,821	$0.42
Adjustments:
Asset impairment and store closing charges	1,639	1,050	0.02	2,256	1,786	0.03
Reversal of deferred tax valuation allowance	—	—	—	—	(5,973)	(0.13)
Impact of 2011 effective tax rate on 2010*	—	—	—	—	(3,352)	(0.07)

Adjusted income (non-GAAP Basis)	$10,597	$6,768	$0.15	$18,277	$11,282	$0.25

	Year 2011			Year 2010
	Operating Income	Net Income	Diluted EPS	Operating Income	Net Income	Diluted EPS
Income/EPS (GAAP Basis)	$32,257	$19,828	$0.44	$53,530	$48,753	$1.08
Adjustments:
Asset impairment and store closing charges	2,322	1,440	0.03	3,093	2,448	0.06
Correction of reward breakage income related to prior years	(2,023)	(1,244)	(0.03)	—	—	—
Cumulative gift and return card breakage gain, net of inventory charge	—	—	—	(8,481)	(6,713)	(0.15)
Reversal of deferred tax valuation allowance	—	—	—	—	(5,973)	(0.13)
Impact of 2011 effective tax rate on 2010*	—	—	—	—	(8,877)	(0.20)

Adjusted income (non-GAAP Basis)	$32,556	$20,024	$0.44	$48,142	$29,638	$0.66

*	To make 2011 and 2010 operating results more comparable due to differences in our annual effective tax rate (ETR) caused by last year’s deferred tax valuation allowance, we have adjusted the 2010 tax provision using the 2011 annual ETR of 38.0 percent.